SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[X]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            Southwest Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:



--------------------------------------------------------------------------------
5) Total fee paid:

     [_]  Fee paid previously with preliminary materials:



--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:


(SC14A-07/98)


                          It's Time To Vote Your Shares
Dear Southwester:

Recently you received your proxy statement and ballot for the company's annual meeting. The Board of Directors and I want to encourage you to read the proxy materials and vote for the merger with ONEOK, Inc. on the proxy ballot. Again, I want to encourage each of you to VOTE FOR THE MERGER. If you do not return your proxy card, it has the same effect as voting against the merger. If you have misplaced or discarded your proxy card, please call Kathy Bailey at (702) 876-7041 for a replacement.

While proxy votes are always important, your vote this year will have a direct impact on the immediate future of the company since the employees together own more than 10 percent of the common shares. I'd like to repeat my previous comments that the combination of the two companies will strengthen our company and reassure our ability to continue to meet the challenges of growth and enhance customer service. Southwest Gas and ONEOK share similar philosophies about the importance of you as an employee, customer service and our community involvement.

Some of you have also expressed concern about your shares that are held in your 401(k) account. Let me assure you that your money is in a trust and that no one can touch it. The only decision you will have to make--if you hold Southwest Gas stock in your 401(k) employee contribution account--is in which fund or funds you want to reinvest the cash from the sale of your stock. The investment vehicle alternatives for your 401(k) match are being analyzed and a final determination will be made as we approach the close of the transaction. Again, it's still premature to discuss specific options, but let me assure you that the money invested in the 401(k) will stay there and that it is protected. Stock held outside the 401(k) will be converted to cash.

I think you will agree after reading the summary of the merger details (pages 1-5 of the proxy statement) and the remainder of the proxy statement that this is important to you as an employee and to the company.

Sincerely,



Michael O. Maffie
President/Chief Executive Officer